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 EXHIBIT 21

                         Subsidiaries of the Registrant
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                                              State of          Doing Business
Name of Subsidiary                           Incorporation          As
------------------------------------------ -----------------  ------------------
Bay Area Teleport, Inc.                      Delaware                 --
Conticomm, Inc.                              Colorado                 --
CSW/ICG ChoiceCom, L.P.                      Delaware                 --
Fiber Optic Technologies of Oregon, Inc.     Oregon                   --
Fiber Optic Technologies, Inc.               Colorado                 --
Grupo IntelCom de Mexico S.A. de C.V.        Mexico                   --
ICG Access Services - Southeast, Inc.
      (formerly known as PrivaCom, Inc.)     Delaware                 --
ICG Enhanced Services, Inc.                  Colorado                 --
ICG Holdings, Inc.
      (formerly known as IntelCom Group
      (U.S.A.), Inc.)                        Colorado                 --
ICG Holdings-Canada, Inc.
      (formerly known as IntelCom Group
      Inc.)                                  Federal Canadian         --
ICG Investments, Inc.                        Colorado                 --
ICG Fiber Optic Technologies, Inc.
      (formerly known as ICG
      Network Services, Inc.)                Colorado             FOT DataCom
ICG Ohio LINX, Inc.                          Ohio                     --
ICG Satellite Services, Inc.
      (formerly known as Commden Ltd.
      and as ICG Wireless Services, Inc.)    Colorado                 --
ICG Southwest Holdings, Inc.                 Colorado                 --
ICG SWL, Inc.                                Colorado                 --
ICG SWP, Inc.                                Colorado                 --
ICG Telecom Canada, Inc.                     Federal Canadian         --
ICG Telecom Group, Inc.
      (formerly known as ICG Access
      Services, Inc.)                        Colorado                 --
ICG Telecom of San Diego, L.P.               California               --
ICG Telecom Services, Inc.                   Colorado                 --
IntelCom Red, S.A. de C.V.                   Mexico                   --
Maritime Cellular Tele-Network, Inc.         Delaware                 --
Maritime Telecommunications Network, Inc.    Colorado                 --
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Nova-Net Communications, Inc.                Colorado                 --
PTI Harbor Bay, Inc.                         Washington               --
Southwest TeleChoice Management, LLC         Delaware                 --
TDIJV, Inc.                                  Colorado                 --
Teleport Denver Ltd.                         Colorado                 --
TransAmerican Cable, Inc.                    Kentucky          MidAmerican Cable
UpSouth Corporation                          Georgia                  --
Zycom Corporation                            Alberta, Canada          --
Zycom Corporation                            Texas                    --
Zycom Network Services, Inc.                 Texas                    --
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